Exhibit 5.1

ALSTON&BIRD LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

404-881-7000

Fax: 404-881-7777

www.alston.com

January 15, 2008

Security Bank Corporation

4219 Forsyth Road

Macon, Georgia 31201

Re:	Universal Shelf Registration Statement on Form S-3 (No. 333-[ ])

Ladies and Gentlemen:

We have acted as counsel to Security Bank Corporation, a Georgia corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following Company securities (collectively, the “Registered Securities”): (i) shares of common stock, par value $1.00 per share (the “Common Stock”); (ii) senior debt securities (the “Senior Debt Securities”); (iii) subordinated debt securities (the “Subordinated Debt Securities,” and collectively with the Senior Debt Securities, the “Debt Securities”); (iv) depositary shares representing receipts for fractional interests in Common Stock or Debt Securities (the “Depositary Shares”); (v) the rights to purchase Common Stock and other Registered Securities (the “Rights”); (vi) purchase contracts representing contractual obligations to purchase or sell a specified or variable number of the Company’s Registered Securities or securities of an entity unaffiliated with the Company at a future date or dates (the “Purchase Contracts”); (vii) warrants to purchase any of the Registered Securities described in clauses (i) – (vi) (collectively, the “Warrants”); and (viii) units representing an interest in two or more debt or equity securities of the Company, which may or may not be separable from one another (the “Units”). The Registered Securities will have an aggregate offering price of up to $125,000,000 and may be offered from time to time on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

Bank of America Plaza 101 South Tryon Street, Suite 4000 Charlotte, NC 28280-4000 704-444-1000 Fax: 704-444-1111	90 Park Avenue New York, NY 10016 212-210-9400 Fax: 212-210-9444	3201 Beechleaf Court, Suite 600 Raleigh, NC 27604-1062 919-862-2200 Fax: 919-862-2260	601 Pennsylvania Avenue, N.W. North Building, 10th Floor Washington, DC 20004-2601 202-756-3300 Fax: 202-756-3333

Security Bank Corporation

January 15, 2008

Each of the Depositary Shares will be deposited pursuant to a depositary agreement substantially in the form filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Depositary Agreement”). Each series of Debt Securities will be issued pursuant to a note in the form filed as an exhibit to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (the “Note”) and to an indenture (as amended or supplemented from time to time, the “Indenture”) relating to Debt Securities between the Company and a bank or trust company, as trustee (the “Trustee”). Each of the Rights will be issued pursuant to a rights agreement to be entered into between the Company and an entity selected by the Company to act as the rights agent (a “Rights Agent”) substantially in the form filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Rights Agreement”). Each of the Purchase Contracts will be executed pursuant to a purchase contract agreement substantially in the form filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Purchase Contract Agreement”). Each Warrant will be issued pursuant to a warrant agreement substantially in the form filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Warrant Agreement”). Each Unit will be issued pursuant to a unit agreement substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (“Unit Agreement”).

As counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have also assumed that the Company has been duly organized and is validly existing as a corporation under the laws of the State of Georgia. We have relied upon the statements contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto. We have assumed that (i) the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of any issuance of any securities thereunder) and (ii) a prospectus supplement describing each class or series of securities offered pursuant to the Registration Statement to the extent required by applicable law and relevant rules and regulations of the Commission.

Security Bank Corporation

January 15, 2008

Our opinions set forth below are limited to the laws of the State of Georgia and federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the numbered paragraphs below. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.	When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Common Stock, (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (c) Common Stock shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (d) certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events and receipt by the Company of such lawful considerations as the Board of Directors (or an authorized committee thereof) may determine, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

2.	When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any series of Debt Securities, (b) the Debt Securities shall have been issued in the form and contain the terms set forth in the Registration Statement, the Indenture and such appropriate corporate action, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (d) the Debt Securities have been authenticated by the Trustee, then, upon the happening of such events and receipt by the Company of such lawful considerations as the Board of Directors (or an authorized committee thereof) may determine, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Depositary

Security Bank Corporation

January 15, 2008

Agreement (including a form of receipt evidencing the Depositary Shares), (b) Depositary Shares with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company and the depositary appointed by the Company, (c) the shares of Common Stock underlying such Depositary Shares have been duly and validly issued and are fully paid and nonassessable as contemplated in paragraph 1 above and deposited with a bank or trust company (which meets the requirements for depositary set forth in the Registration Statement) under the applicable Depositary Agreement (d), the Debt Securities underlying such Depositary Shares have been issued in the form and contain the terms set forth in the Registration Statement, the Indenture and such appropriate corporate action as contemplated in paragraph 2 above and deposited with a bank or trust company (which meets the requirements for depositary set forth in the Registration Statement) under the applicable Depositary Agreement, and (e) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement and the applicable definitive purchase, underwriting or similar agreement approved the Company upon payment of the consideration therefor provided for therein, then, upon the happening of such events and receipt by the Company of such lawful considerations as the Board of Directors (or an authorized committee thereof) may determine, such Depositary Shares will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	When, as and if (a) appropriate corporate action has been taken to authorize the issuance of the Rights, (b) the Rights have been duly executed and delivered against payment therefore, pursuant to the applicable Rights Agreement or other documents, and (c) certificates representing the Rights have been duly executed and delivered by the Rights Agent, then, upon the happening of such events and receipt by the Company of such lawful considerations as the Board of Directors (or an authorized committee thereof) may determine, such Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.

When, as and if (a) appropriate corporate action has been taken to authorize the issuance of the Purchase Contracts, (b) the Purchase Contracts have been duly executed and delivered by the Company, and (c) certificates or other instruments or documents, if any, evidencing the Purchase Contracts have been duly executed, countersigned, registered and delivered in accordance with the applicable Purchase Contracts approved by the Board of Directors (or an authorized committee) upon payment of consideration therefor provided for therein, then, upon the happening of such events and receipt by the Company of such lawful considerations as the Board of Directors (or an authorized committee thereof) may determine, such Purchase Contracts will constitute valid and binding

Security Bank Corporation

January 15, 2008

obligations of the Company, enforceable against the Company in accordance with their terms.

6.	When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants) and (b) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the applicable Warrant Agreement and such appropriate corporate action, then, upon the happening of such events and receipt by the Company of such lawful considerations as the Board of Directors (or an authorized committee thereof) may determine, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.	When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Unit Agreement (including a form of certificate evidencing the Units) and (b) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Unit Agreement and such appropriate corporate action, then, upon the happening of such events and receipt by the Company of such lawful considerations as the Board of Directors (or an authorized committee thereof) may determine, such Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

/s/ ALSTON & BIRD LLP
ALSTON & BIRD LLP